UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2023

HILLSTREAM BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41210	84-2642541
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1200 Route 22 East, Suite 2000

Bridgewater, NJ 08807

(Address of principal executive offices, including zip code)

(908) 955-3140

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	HILS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2023, the Board of Directors (the “Board”) of Hillstream BioPharma, Inc. (the “Company”) increased the size of the Board to five members and appointed Kelly Anderson as a member of the Board to fill the vacancy created by the increase in the size of the Board. In addition, effective as of May 9, 2023, Mrs. Anderson was appointed as a member of the Company’s compensation committee and nominating and corporate governance committee and chair of the Company’s audit committee, replacing Leonard Mazur as chair of the Company’s audit committee. Mrs. Anderson will serve for a term expiring at the next annual meeting of stockholders in 2023.

Kelly Anderson currently serves as Chief Executive Officer of CXO Executive Solutions, a specialized executive talent solutions company she founded in 2020. From 2015 through 2020, she served as a partner in C Suite Financial Partners, a financial consulting firm serving private, private equity, entrepreneurial, family office and government-owned firms across the entertainment, aerospace/defense, Software-as-a-Service and manufacturing industries. Mrs. Anderson previously served in senior financial executive posts at companies including Mavenlink (now known as Kantata), Ener-Core (OTC: ENCR), Fisker Automotive (NYSE:FSR), T3 Motion and The First American Corporation (NYSE: FAF). In addition, Mrs. Anderson currently serves as on the board of AgEagle Aerial Systems Inc. (NYSE: UAVS), Tomi Environmental Solutions (Nasdaq: TOMZ) and Concierge Technologies. She was previously a member of the board of directors of Marygold Companies (NYSE: MGLD) from 2019 to 2021, a member of the board of directors of Guardion Health Sciences (Nasdaq: GHSI) from 2019 until 2022 and a member of the board of directors of Psychic Friends Network (OTC:PTOP) from 2012 to 2013. She is a Certified Public Accountant in California and received her B.A. in business administration with an accounting concentration from California State University, Fullerton. The Company believes that Mrs. Anderson is qualified to serve as a member of the Board because of her over 25 years of experience in public company finance, accounting and corporate governance.

Mrs. Anderson’s compensation will be consistent with that provided to the Company’s other non-employee directors.

Except as otherwise set forth herein, there is no arrangement or understanding between Mrs. Anderson and any other persons pursuant to which Mrs. Anderson was appointed as a director of the Company. There are no related party transactions involving Mrs. Anderson that are reportable under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On May 15, 2023, the Company issued a press release announcing the appointment of Kelly Anderson as a director of the Company. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated May 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2023	Hillstream BioPharma, Inc.

/s/ Randy Milby
Randy Milby
Chief Executive Officer

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